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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       ADVANTA Credit Card Master Trust II

                            Advanta National Bank USA
             (Exact name of registrant as specified in its charter)


             United States                                     51-0009000
(State of incorporation or organization)                      (IRS Employer
                                                             Identification No.)

       Brandywine Corporate Center
            650 Naamans Road
           Claymont, Delaware                                     19703
(Address of principal executive offices)                        (Zip Code)


                              Advanta National Bank
             (Exact name of registrant as specified in its charter)

             United States                                       23-2804492
(State of incorporation or organization)                       (IRS Employer
                                                             Identification No.)

               501 Carr Road
           Wilmington, Delaware                                   19809
(Address of principal executive offices)                       (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                       ADVANTA Credit Card Mater Trust II
         Class A Floating Rate Asset Backed Certificates, Series 1996-E Class B Floating Rate Asset Backed Certificates, Series 1996-E
                                (Title of Class)



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INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.         Description of Registrants' Securities to be Registered.

                The description of the Floating Rate Asset Backed Certificates appearing under the captions entitled: "Summary of Terms"; "Risk Factors"; "The Receivables"; "Maturity Assumptions"; "Receivable Yield Considerations"; and "Description of the Certificates"; in the Prospectus Supplement dated October 22, 1996 and "Summary of Terms"; "Risk Factors"; "Certain Legal Aspects of the Receivables"; "Description of the Certificates"; "Certain Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated October 22, 1996 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as
                Exhibit 6).

Item 2.         Exhibits.

Exhibit 1- Form of specimens of certificates representing Class A Floating Rate Asset Backed Certificates, Series 1996-E and Class B Floating Rate Asset Backed Certificates, Series 1996-E.

Exhibit 2- Amended and Restated Pooling and Servicing Agreement (included in Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on August 9, 1995, which is incorporated herein by reference).

Exhibit 3- Amendment Number 1 to Amended and Restated Pooling and Servicing Agreement (included in Exhibit 4.2 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on August 9, 1995, which is incorporated herein by reference).

Exhibit 4- Amendment Number 2 to Amended and Restated Pooling and Servicing Agreement (included in the Registrants' Form 8-K, as filed with the Securities and Exchange Commission on November 13, 1995, which is incorporated herein by reference).

Exhibit 5-            Series 1996-E Supplement.

Exhibit 6- Prospectus Supplement dated October 22, 1996 together with the Prospectus dated October 22, 1996, as filed with the Securities and Exchange Commission on October 24, 1996, pursuant to Rule 424(b)(5).



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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                             ADVANTA NATIONAL BANK




                                             By: /s/ Michael Coco
                                                 --------------------
                                                 Michael Coco
                                                 Vice President



                                             ADVANTA NATIONAL BANK USA




                                             By: /s/ Michael Coco
                                                 --------------------
                                                 Michael Coco
                                                 Vice President

Date:  November 1, 1996


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                                INDEX TO EXHIBITS

                                                                                                       Sequentially
                                                                                                       Numbered Page
Exhibit Number                                           Exhibit
--------------                                           -------
              1         Form of specimens of certificates representing Class A Floating Rate
                        Asset Backed Certificates, Series 1996-E and Class B Floating Rate
                        Asset Backed Certificates, Series 1996-E.

              2         Amended and Restated Pooling and Servicing Agreement (included in                    N/A
                        Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on August 9, 1995, which is incorporated herein by reference).

              3         Amendment Number 1 to Amended and Restated Pooling and Servicing                     N/A
                        Agreement (included in Exhibit 4.2 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on August 9, 1995,
                        which is incorporated herein by reference).

              4         Amendment Number 2 to Amended and Restated Pooling and Servicing                     N/A
                        Agreement (included in the Registrants' Form 8-K, as filed with the
                        Securities and Exchange Commission on November 13, 1995, which is incorporated herein by reference).

              5         Series 1996-E Supplement.

              6         Prospectus Supplement dated October 22, 1996 together with the                       N/A
                        Prospectus dated October 22, 1996, as filed with the Securities and
                        Exchange Commission on October 24, 1996, pursuant to Rule 424(b)(5).

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